S E C U R I T I E S  A N D  E X C H A N G E  C O M M I S S I O N
                          Washington, D. C.  20549




                                  FORM 8-K




                               CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (date of earliest event report): December 8, 1994.


                             M. A. HANNA COMPANY
           (Exact name of Registrant as specified in its charter)



Delaware                        1-5222                  34-0232435

(State or other                 (Commission File       (IRS Employer
  jurisdiction of                Number)                Identification No.)
  incorporation)



        Suite 36-5000, 200 Public Square, Cleveland, Ohio  44114-2304
                   Address of Principal Executive Offices



             Registrant's telephone number, including area code:

                               (216) 589-4000




    _____________________________________________________________________
        (Former name or former address, if changed since last report)

Item 5.   Other Events


Proposed Sale of Day International, Inc.
On December 8, 1994, the Registrant announced its plans to sell Day International, Inc., a wholly-owned subsidiary of the Registrant ("Day International").

Day International produces highly engineered blankets used on offset printing presses to transfer ink from the printing plate to paper and consumable parts used by textile mills in the production of yarns and fabrics. Day International, with annual sales of $117 million, has manufacturing facilities in Asheville, North Carolina; Three Rivers, Michigan; Dundee, Scotland; and Lerma, Mexico. The Registrant has retained the investment banking firm of Salomon Brothers, Inc. to assist in the divestiture.

As a result of the decision to sell Day International, generally accepted accounting principles require that its sales and profits be reported as discontinued operations on the Registrant's financial statements. Restated quarterly financial statements for 1993 and 1994 may be obtained from the Registrant.

Item 7.  Financial Statements and Exhibits.

         (c) The following exhibits are filed herewith.

         20. Press Release issued by the Registrant on December 8, 1994 announcing the Registrant's plans to sell Day
                 International, Inc.



M. A. HANNA COMPANY
   (Registrant)




By       /s/   John S. Pyke, Jr.
         John S. Pyke, Jr.
         Vice President, General Counsel and
           Secretary

Dated:  December 20, 1994

EXHIBIT INDEX



NUMBER           DOCUMENT                                                PAGE

  20             Press Release issued by the Registrant on                4
                 December 8, 1994 announcing the Registrant's plans to sell Day International, Inc.